UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2008

QKL STORES INC.
(Exact name of registrant as specified in its charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Jing Qi Street
Dongfeng Xincun
Sa’er Tu District
163311 Daqing, PR China
(Address of principal executive offices, including zip code)

(011) 86-459-460-7825
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment on Form 8-K/A is being filed to restate our audited financial statements for the fiscal year ended December 31, 2007 and 2007, as originally set forth in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2008. The restated financial statements  for the fiscal year ended December 31, 2007 and 2007 are included in this report.

This report also includes  “Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” as set forth below.

Item 4.02.     Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the review by the Division of Corporation Finance of the Securities and Exchange Commission of the Company’s (i) audited financial statements for the fiscal year ended December 31, 2007 and 2006 (as set forth in Registration Statement on Form S-1 (File No. 333-150800) originally filed on May 9, 2008, as amended on May 22 2008, August 8, 2008 and October 15, 2008  (the “S-1”) and the Current Report on Form 8-K/A (File No. 33-10893) filed on April 15, 2008); and (ii) interim financial statements for the three and six month periods ended June 30, 2008  (as set forth in the Quarterly Report on Form 10-Q filed on August 14, 2008 (the “10-Q”)), management identified certain material weaknesses in the internal controls.

 A material weakness is a control deficiency, or a combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected.

The Board of Directors concluded, based on the recommendation of management, that these financial statements should be restated and should no longer be relied upon.

Management also discussed this matter with Albert Wong & Co, the Company’s independent registered public accounting firm.

On November 12, 2008 the Board of Directors received a letter from Albert Wong & Co, the Company’s independent registered public accounting firm, advising the board of certain deficiencies in the internal controls that they considered to be material weaknesses.  These deficiencies related to errors regarding how to classify various types of revenue.   Specifically the Company’s income from suppliers and consignees includes fees paid in connection with product promotions, general sponsorships, and savings relating to transportation and early settlement of our accounts.  Consistent with EITF 02-16, product promotions and. general sponsorships are classified as a reduction in the cost of inventory.  Other income from suppliers and consignees, such as savings relating to transportation and early settlement of our accounts should be included as other operating income in net revenues.  The auditors recommended that a better understanding be obtained regarding the proper classification of revenue, and that this understanding be clearly communicated to all employees, particularly the employees coding and recording the receipt of these revenues.   The auditors also suggested that the best approach would be the adoption of a revenue recognition policy that addresses recording income from suppliers and consignees.  If a reasonable policy is consistently followed, this will provide for much greater credibility and consistency in the financial statements.

On November 12, 2008 we restated our financial statements  for the years ended December 31, 2007, and 2006, including our consolidated balance sheets as of December 31, 2007, and 2006, our consolidated statements of income, our consolidated statements of cash flows and our consolidated statements of changes in shareholders’ equity for the years ended December 31, 2007, and 2006, and we also extended or modified certain notes to these consolidated financial statements.   This restatement related to the (i) reclassification of the rental income from leasing of shop premises as other operating income resulting in a decrease in “direct sales” and an increase in “other operating income” by $1,133,572; and (ii) reclassification of the other income from long outstanding payable as reduction of costs resulting in a decrease in “other income” and a decrease in “cost of inventories sold” by $35,319.
The restated audited financial statements for the fiscal year ended December 31, 2007 and 2006 are attached to this report and will also be set forth in Amendment No. 4 to our Registration Statement on Form S-1 being filed on the date of this report.

We are also filing a 10-Q/A for the period ended June 30, 2008 containing restated interim financial statements for the three and six month periods ended June 30, 2008.   On November 12, 2008 we restated our interim financial statements  for the six months ended June 30, 2008, and 2007, including our consolidated balance sheets as of June 30, 2008, and 2007, our consolidated statements of income, our consolidated statements of cash flows and our consolidated statements of changes in shareholders’ equity for the six months ended June 30, 2008, and 2007, and we also extended or modified certain notes to these consolidated financial statements.   This restatement related to the  (i) reclassification of the vendor payments and allowances (including promotions and general sponsorships) as a reduction in the “costs of inventories sold” resulting  in a decrease in “other operating income” and a decrease in “costs of inventories sold” by $1,542,045; and (ii) recognition of the transaction costs for the reverse merger as “other expenses”  incurred in the period resulting in an  increase in “other expenses” and a decrease in “additional paid in capital” by $1,976,470.

QKL STORES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US dollars)

CONTENTS	PAGES

INDEPENDENT AUDITOR’S REPORT	F-1

CONSOLIDATED BALANCE SHEETS	F-2 – F-3

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME	F-4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-6 – F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-8 – F-25

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA, LL.B, C.P.A. (Practising).

The Board of Directors and Stockholders of
QKL Stores Inc.
Independent Auditor’s Report

We have audited the accompanying consolidated balance sheets of QKL Stores Inc and subsidiary as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of  QKL Stores Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China	Albert Wong & Co
November 12, 2008	Certified Public Accountants

QKL STORES, INC.

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006
ASSETS
Current assets
Cash and cash equivalents		$10,742,064	$4,116,600
Other receivables	3	3,190,205	1,436,273
Prepaid expenses		909,587	1,100,275
Advances to suppliers		1,005,824	1,560,042
Inventories and consumables	4	8,239,770	5,971,678
Total current assets		$24,087,450	$14,184,868
Property, plant and equipment, net	5	9,806,545	9,300,961
Lease prepayments, net	6	752,844	727,414
TOTAL ASSETS		$34,646,839	$24,213,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	7	$2,734,444	$2,430,445
Accounts payable		7,856,753	7,362,985
Cash card and coupon liabilities		1,814,229	800,376
Deposits received		873,657	839,722
Accruals		347,486	545,925
Other PRC taxes payable		16,115	116,274
Other payables	8	793,484	318,947
Income taxes payable		374,895	793,105
Total current liabilities		$14,811,063	$13,207,779
Long-term bank loans	9	2,050,833	-
TOTAL LIABILITIES		$16,861,896	$13,207,779
Commitments and contingencies	15	$-	$-

See accompanying notes to consolidated financial statements

QKL STORES INC.

CONSOLIDATED BALANCE SHEETS (Continued)
AS AT DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006

STOCKHOLDERS’ EQUITY
Common stock - par value $0.001
100,000,000 shares authorized;
19,082,299 and 19,082,299 shares issued and outstanding,
respectively	$19,082	$19,082
Additional paid-in capital	4,457,653	4,457,653
Statutory reserves	2,703,742	1,792,141
Retained earnings	9,179,694	4,308,904
Accumulated other comprehensive income	1,424,772	427,684
	$17,784,943	$11,005,464
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,646,839	$24,213,243

See accompanying notes to consolidated financial statements

QKL STORES INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006

Net revenues
Direct sales		$90,464,198	$73,868,085
Other operating income	11	1,908,614	798,251
		$92,372,812	$74,666,336
Cost of inventories sold		(73,597,592)	(60,335,043)
Gross profit		$18,775,220	$14,331,293
Operating expenses:
Selling		(8,620,735)	(5,610,694)
General and administrative		(1,303,130)	(1,193,766)
Operating income		$8,851,335	$7,526,833
Other income - government grant		39,385	37,585
Interest income		58,641	21,334
Interest expenses		(169,375)	(29,874)
Income before income taxes		$8,780,006	$7,555,878

Income taxes	12	(2,997,615)	(2,571,275)
Net income		$5,782,391	$4,984,603

Other comprehensive income:
Foreign currency translation adjustment		997,088	306,537
Comprehensive income		$6,779,479	$5,291,140

Basic and diluted earnings per share	10	$0.30	$0.26

Basic and diluted weighted average share outstanding	10	19,082,299	19,082,299

See accompanying notes to consolidated financial statements

QKL STORES INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

						Accumulated
	Common stock		Additional			other
	No. of		paid - in	Statutory	Retained	comprehensive
	shares	Amount	capital	reserves	earnings	income	Total

Balance, January 1, 2006	19,082,299	$19,082	$4,457,653	$1,009,071	$1,360,206	$121,147	$6,967,159
Net income	-	-	-	-	4,984,603	-	4,984,603
Appropriations to statutory reserves	-	-	-	783,070	(783,070)	-	-
Dividends	-	-	-	-	(1,252,835)	-	(1,252,835)
Foreign currency translation adjustment	-	-	-	-	-	306,537	306,537
Balance, December 31, 2006	19,082,299	$19,082	$4,457,653	$1,792,141	$4,308,904	$427,684	$11,005,464

Balance, January 1, 2007	19,082,299	$19,082	$4,457,653	$1,792,141	$4,308,904	$427,684	$11,005,464
Net income	-	-	-	-	5,782,391	-	5,782,391
Appropriations to statutory reserves	-	-	-	911,601	(911,601)	-	-
Foreign currency translation adjustment	-	-	-	-	-	997,088	997,088
Balance, December 31, 2007	19,082,299	$19,082	$4,457,653	$2,703,742	$9,179,694	$1,424,772	$17,784,943

See accompanying notes to consolidated financial statements

QKL STORES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from operating activities
Net income	$5,782,391	$4,984,603
Depreciation	1,481,161	1,214,756
Amortization	23,654	16,261
Loss on disposal of plant and equipment	75,885	11,379
Adjustments to reconcile net income to net cash provided by operating activities:
Other receivables	(1,589,221)	(712,685)
Inventories and consumables	(1,783,189)	711,980
Advances to suppliers	635,264	(449,645)
Prepaid expenses	255,815	(798,688)
Accounts payable	(12,480)	605,109
Cash card and coupon liabilities	920,616	361,675
Deposits received	(22,910)	763,214
Accruals	(226,622)	408,304
Other PRC taxes payable	(103,858)	108,750
Other payables	434,576	(60,019)
Income taxes payable	(453,983)	271,840
Net cash provided by operating activities	$5,417,099	$7,436,834

Cash flows from investing activities
Sale proceeds of plant and equipment	$39,559	$-
Purchase of plant and equipment	(1,467,398)	(6,398,084)
Payment of lease prepayments	-	(584,472)
Net cash used in investing activities	$(1,427,839)	$(6,982,556)

Cash flows from financing activities
Dividend paid	$-	$(2,461,540)
Bank borrowing	4,594,864	2,380,389
Bank repayment	(2,494,355)	-
Net cash provided by/(used in) financing activities	$2,100,509	$(81,151)

See accompanying notes to consolidated financial statements

QKL STORES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006

Net cash and cash equivalents sourced	$6,089,769	$373,127

Effect of foreign currency translation on cash and cash equivalents	535,695	126,252

Cash and cash equivalents–beginning of year	4,116,600	3,617,221
Cash and cash equivalents–end of year	$10,742,064	$4,116,600
Supplementary cash flow information:
Interest received	$58,641	$21,334
Interest paid	169,375	29,874
Tax paid	2,543,633	2,277,378

See accompanying notes to consolidated financial statements

QKL STORES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

QKL Stores Inc. (the “Company”) (formerly known as Forme Capital, Inc.) was incorporated under the laws of the State of Delaware on December 2, 1986. From 1989 to 2000, the Company created and spun off to its stockholders nine blind pool companies for two years, then operated as a real estate company for eight years, then sold substantially all of its assets and ceased operations.  From 2000 until March 28, 2008, the Company was a shell company with no substantial operations or assets.  The Company currently operates through (1) itself, (2) one directly wholly-owned subsidiary in the British Virgin Islands: Speedy Brilliant Group  Ltd. (“Speedy Brilliant (BVI)”), (3) one directly wholly-owned subsidiary of Speedy Brilliant (BVI) located in Mainland China:  Speedy Brilliant (Daqing) Ltd. (“Speedy Brilliant (Daqing)” or “WFOE”), (4) one operating company located in Mainland China:  Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (“Qingkelong Chain”), which the Company controls, through contractual arrangements between WFOE and Qingkelong Chain, as if Qingkelong Chain were a wholly-owned subsidiary of the Company, and (5) one wholly-owned operating subsidiary of Qingkelong Chain located in Mainland China:  Daqing Qinglongxin Commerce & Trade Co., Ltd (“Qingkelong Commerce”).

Speedy Brilliant (BVI) was established in the British Virgin Islands as a BVI business company on February 23, 2007.

Speedy Brilliant (Daqing) was established in the Heilongjiang Province of the People’s Republic of China (the PRC) as a limited company on August 1, 2007.

Qingkelong Chain was established in the Heilongjiang Province of the PRC as a limited company on November 2, 1998.

Qinglongxin Commerce was established in the Heilongjiang Province of the PRC as a limited company on July 10, 2006.

The Company and its subsidiaries (hereinafter, collectively referred to as “the Group”) are engaged in the operation of retail chain stores in the PRC.

On March 28, 2008, pursuant to the share exchange agreement between Forme Capital, Inc. the shareholders of Speedy Brilliant (BVI), and the other parties named therein, Forme Capital, Inc. issued 19,382,298 shares of its common stock to the shareholders of Speedy Brilliant (BVI), in exchange for 100% of the common stock of Speedy Brilliant (BVI). As a result of the share exchange, Speedy Brilliant (BVI) became a wholly-owned subsidiary of Forme Capital, Inc.

The share exchange transaction was accounted for as a reverse acquisition in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 141. “Business Combinations”.   For financial reporting purposes, this transaction is classified as a recapitalization of the Company and the historical financial statements of Speedy Brilliant (BVI). The accompanying audited consolidated financial statements were retroactively adjusted to reflect the effects of the recapitalization. In specific, the 1,500,055 shares of Forme Capital, Inc. outstanding prior to the stock exchange transaction were accounted for at the net book value at The historical financial statements are a continuation of the financial statements of the accounting acquirer not the accounting target.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

the time of the transaction, which was a deficit of $851,088. Speedy Brilliant (BVI) is deemed to be the acquirer (accounting acquirer) and QKL Stores Inc. (formerly the “Forme Capital, Inc.”) is deemed to be the accounting acquiree.  The consequence of the reverse acquisition is that the legal and accounting treatments diverged, with the legal acquiree being the acquirer for financial reporting purposes.  The historical financial statements prior to the acquisition are restated to be those of the accounting acquirer. Historical stockholders' equity of the accounting acquirer prior to the merger is retroactively restated (a recapitalization) for the equivalent number of shares received in the merger after giving effect to any difference in par value of the acquiree's and acquirer's stock with an offset to paid-in capital. Retained earnings (deficiency) of the accounting acquirer are carried forward after the acquisition. Operations prior to the reverse acquisition are those of the accounting acquirer. Earnings per share for periods prior to the reverse acquisition are restated to reflect the number of equivalent shares received by the acquiring company's shareholders. Accordingly, the consolidated statements of income include the results of operations of Qingkelong Chain from the acquisition date through September 30, 2008, and 2007.

Also on March 28, 2008, WFOE entered into a series of agreements with Qingkelong Chain, as a result of which WFOE gained control of all of Qingkelong Chain’s business and management as if Qingkelong Chain were a wholly-owned subsidiary of WFOE.  Those agreements were a consigned management agreement, a loan agreement, an exclusive purchase option agreement, a technology service agreement, and an equity pledge agreement.

Pursuant to those agreements, Speedy Brilliant (Daqing) made a loan of RMB77 million (approximately $11 million) to the shareholders of Qingkelong Chain and obtained the management control and an exclusive right to acquire all of the equity of Qingkelong Chain.

The loan of $11 million to the stockholders of Qingkelong Chain is considered as an indirect investment from the Company to Qingkelong Chain through a series of contractual arrangements by way of a shareholders’ loan. The loan was recognized as an amount due from the shareholders of Qingkelong Chain to the Company in the individual company stage. The registered capital of Qingkelong Chain was increased by $11 million after the indirect investment. Both amounts were eliminated as inter-company investment in the consolidation of the Company with Qingkelong Chain. The loan remains outstanding as at September 30, 2008.

On June 18, 2008, the Company changed its name from Forme Capital, Inc. to QKL Stores, Inc.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America (“US GAAP”) and have been consistently applied in the presentation of financial statements.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Principles of consolidation

The Company consolidates the subsidiaries and the entities it controls through a majority voting interest or otherwise, including entities that are variable interest entities (“VIE’s”) for which the Company is the primary beneficiary pursuant to FASB Interpretation No. 46(R) (revised December 2003), “Consolidation of Variable Interest Entities, Interpretation of ARB 51” (“FIN 46(R)”).  The provisions of FIN 46(R) have been applied respectively to all periods presented in the consolidated financial statements.

Subsidiaries

The Company consolidates its two wholly owned subsidiaries, Speedy Brilliant (BVI) and Speedy Brilliant (Daqing), because it controls those entities through its 100% voting interest in them.  The following sets forth information about the wholly owned subsidiaries:

Name of Subsidiary	Place & date of Incorporation	Equity Interest Attributable to the Company (%)	Registered Capital ($)	Registered Capital (RMB)

Speedy Brilliant Group Ltd. (“Speedy Brilliant (BVI)”)	BVI/February 23, 2007	100	$50,000	-

Speedy Brilliant (Daqing) Ltd. “Speedy Brilliant (Daqing)” or “WFOE”	PRC/August 1, 2007	100	$13,000,000	RMB 101,453,542

Variable Interests Entities

The Company has variable interests in two entities for which it is the primary beneficiary and accordingly consolidates the statements of financial position, results of operations and cash flows for these entities pursuant to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities — an interpretation of ARB No. 51 (FIN 46R). These variable interests typically consist of a combination of voting rights arrangement, management control, loans and option to acquire all equity that grant the Company to right to acquire all equity from the equity owners, subject to prior governmental approvals to purchase their ownership interest if and when certain events occur.  The Company has no significant variable interests for which it is not deemed to be the primary beneficiary.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Principles of consolidation (Continued)

Daqing Qingkelong Chain Commerce & Trade Co., Ltd

On March 28, 2008, WFOE entered into a series of agreements with Qingkelong Chain, as a result of which WFOE gained control of all of Qingkelong Chain’s business and management as if Qingkelong Chain were a wholly-owned subsidiary of WFOE.  Those agreements were a consigned management agreement, a loan agreement, an exclusive purchase option agreement, a technology service agreement, and an equity pledge agreement.  Pursuant to those agreements, the WFOE made a loan of RMB77 million (approximately $11 million) to the shareholders of Qingkelong Chain. In consideration for the loan all the equity of Qingkelong Chain was pledged to WFOE, WFOE obtained control over the management and obtained the exclusive right to acquire all of the equity of Qingkelong Chain.

Daqing Qinglongxin Commerce & Trade Co., Ltd

By virtue of the agreements above, the Qingkelong Commerce being the wholly subsidiary of Qingkelong Chain is regarded as a VIE by the Company.

The table below sets forth information about the two VIE’s of which the Company is the primary beneficiary:

Name of Variable Interest Entity	Place & date of incorporation	Equity interest attributable to the Company (%)	Registered capital ($)	Registered capital (RMB)

Daqing Qingkelong Chain Commerce & Trade Co., Ltd	PRC/November 2, 1998	100	$15,363,774	RMB 113,800,000

Daqing Qinglongxin Commerce & Trade Co., Ltd.	PRC/July 10, 2006	100	$62,642	RMB 500,000

The consolidated financial statements are presented in US Dollars.  All significant inter-company balances and transactions are eliminated in consolidation.

(c)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(e)	Inventories and consumables

Inventories comprise merchandise purchased for resale and are stated at lower of cost and net realizable value.  Cost of merchandise, representing the purchase cost, is calculated on the weighted average basis.  Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

Consumables comprise (i) the packaging materials and (ii) the stationery for own consumption. Consumables are stated at cost, which is determined by using the weighted average method. The costs of packaging materials are expensed into the costs of inventories sold.  The costs of consumables for our own consumption are expensed into selling expenses and general & administrative expenses, depending on which department consumed.

(f)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	30-40 years	Motor vehicles	8 years
Shop equipment	5-6 years	Car park	43 years
Office equipment	5 years	Leasehold improvements	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(g)	Maintenance and repairs

The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Lease prepayments

Lease prepayments represent the cost of PRC land use rights which are carried at cost and amortized on a straight-line basis over the period of rights of 30 to 40 years.

(i)	Accounting for the impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in SFAS No. 144. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognised based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

During the reporting periods, there was no impairment loss.

(j)	Cash card and coupon liabilities

Cash cards and coupon liabilities are recorded at selling value as liabilities when coupons or cash cards are sold.

Coupons surrendered in exchange for products and/or debit in cash cards during the year are recognized as sales less discount and transferred the net sales to the income statements.

Cash cards have no expiration dates.  Therefore, cash cards cannot expire unredeemed.  Unredeemed cash cards are not recognized as income.  Unredeemed cash cards are accounted for as cash card and coupon liabilities, which is deferred revenue in current assets. Management recognizes income when there is evidence that the revenue is earned.

Coupons have expiration dates. If the coupons with expiration dates remain unredeemed as at expiration dates, they are recognized as other operating income.

Outstanding cash card and coupon liabilities are classified as current liabilities at the end of the year.

(k)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Group is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

QKL STORES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Foreign currency translation (Continued)

The exchange rates used to translate amounts in RMB into USD for the purposes of   preparing the consolidated financial statements were as follows:

	December 31, 2007	December 31, 2006
Twelve months ended	7.3141	7.8175
RMB : USD exchange rate
Average twelve months ended	7.6172	7.9819
RMB : USD exchange rate

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.  In addition, the current foreign exchange control policies applicable in PRC also restrict the transfer of assets or dividends outside the PRC.

(l)	Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of nine months or less to be cash equivalents. The Group maintains bank accounts only in the PRC. The Group does not maintain any bank accounts in the United States of America.   The cash located outside the United States is not restricted as to usage.

(m)	Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, and the seller’s price to the buyer is fixed or determinable, and collection is reasonably assured. The Company recognises sales revenue net of sales taxes and estimated sales returns at the time it sells merchandise to the customers.

Direct sales are sales to customers at stores and are recognized at the point of sale on gross basis and net of sales taxes and estimated returns when products are delivered and title has passed to the end users. The products generally could be returned by the customers within 30 days after purchased. Estimated sales returns are based on past experience and that are immaterial. Customer purchases of cash cards are not recognized as revenue until the card is redeemed and the customer purchases merchandise by using the cash cards.

Administration and management fee, products entrance fee, promotion income, sponsorship income and transportation income are recognized on an accrual basis when the right to receive has been established or as services are provided according to contract terms.

Rental income under operating leases is recognized in the consolidated income statements in equal installments over the accounting periods covered by the lease term.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	(n)	Suppliers and consignees

Generally, we have 30 days credit period from our suppliers and consignees.  Income from suppliers and consignees includes fees paid in connection with product promotions, general sponsorships, and savings relating to transportation and early settlement of our accounts.  Consistent with EITF 02-16, product promotions and general sponsorships are classified as a reduction in the cost of inventory. Other income from supplies and consignees, such as savings relating to transportation and early settlement of our accounts have been included as other operating income in our net revenues.  Rebates from suppliers and consignees have been included as a reduction in the cost of inventory as earned and recognized as a reduction in cost of sales when the product is sold.

In connection with our sponsorships, we incur expenses for our posters and promotional flyers.  The sponsorship amounts we disclose are net of those expenses.

(o)	Leases

The Group did not have lease which met the criteria of capital lease. Leases which do not qualify as capital lease are classified as operating lease. Operating lease rental payment included in selling expenses for the years ended December 31, 2007 and 2006 were $899,933 and $583,170 respectively, also included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $112,384 and $81,056 respectively.

(p)	Advertising

The Group expensed all advertising costs as incurred. Advertising expenses included in the selling expenses for the years ended December 31, 2007 and 2006 were $137,960 and $76,293 respectively, also included in the general and administrative expenses were nil and $7,496 respectively.

(q)	Income taxes

The Group accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the enterprise income tax rate is 33%.

QKL STORES INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(r)	Retirement benefit plans

The employees of the Group are members of a state-managed retirement benefit plan operated by the government of the PRC. The Group is required to contribute a specified percentage of payroll costs to the retirement benefit scheme to fund the benefits. The only funding obligation of the Group with respect to the retirement benefit plan is to make the specified contributions.

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit funding included in the selling expenses for the years ended December 31, 2007 and 2006 were $539,064 and $454,836 respectively, also included in and the general and administrative expenses for the years ended December 31, 2007 and 2006 were $80,170 and $61,229 respectively.

(s)	Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained within PRC. Total cash in these banks at December 31, 2007 and 2006 amounted to $10,531,217 and $3,580,172 respectively, of which no deposits are covered by Federal Depository Insured Commission. The Group has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

(t)	Statutory reserves

As stipulated by the Company Law of the People’s Republic of China (PRC) as applicable to Chinese companies with foreign ownership, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is restricted for capital expenditure for the collective benefits of the Company's employees; and

(iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

(u)	Segment

The Company operates in one business segment, operating retail chain stores in the PRC.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

(w)	Recent accounting pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within that fiscal year. The Company is currently evaluating the impact of SFAS 157 on its operation and financial conditions.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permit existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The Company does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

In February 2007, FASB issued Statement of Financial Accounting Standards No. (“SFAS”) 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning on January 1, 2008.  The Company does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(w)	Recent accounting pronouncements (Continued)

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements but does not expect it to have a material effect

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 141(R), "Business Combinations”. SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS 141(R) on its consolidated financial statements but does not expect it to have a material effect.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

3.	OTHER RECEIVABLES

Details of other receivables are as follows:

	2007	2006
Deposits to employee for purchases
and disbursements (I)	$1,162,126	$1,306,738
Coupon sales receivables	816,461	123,484
Input VAT receivables (2)	440,916	-
Loans to unrelated companies (3)	720,991	-
Rebate receivables	49,711	6,051

	$3,190,205	$1,436,273

(1)
Deposits to employee for purchases and disbursements are cash hold by employees in different retail shops in various cities or provinces in the PRC. They are held for local purchases of merchandise, and hold by salespersons in shops for day to day operations. Normally, these deposits will be recognized as costs and expenses within 3 months after the deposits were paid.

(2)	Input VAT arises when the Group purchases products from suppliers and the input VAT can be deducted from output VAT on sales.

(3)	Loans to unrelated companies are unsecured, interest free and repayable on demand.

4.	INVENTORIES AND CONSUMABLES

Details of inventories and consumables are as follows:

	2007	2006

Merchandise for resale	$7,871,270	$5,640,582
Production supplies	368,500	268,541
Low value consumables	-	62,555

	$8,239,770	$5,971,678

At December 31, 2007 and 2006, the net book value of inventories that are carried at net realizable value amounted to $10,690 and $113,052 respectively.

Obsolete inventories written-off for the years ended December 31, 2007 and 2006 were $1,381 and $14,572 respectively.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

5.	PROPERTY, PLANT AND EQUIPMENT, NET

Details of property, plant and equipment are as follows:

	2007	2006
At cost
Buildings	$5,852,732	$5,475,852
Shop equipment	5,420,190	4,815,586
Office equipment	590,040	512,454
Motor vehicles	372,103	315,348
Car park	17,610	16,476
Leasehold improvements	2,402,562	1,427,692
	$14,655,237	$12,563,408
Less: accumulated depreciation	(4,848,692)	(3,262,447)
	$9,806,545	$9,300,961

Depreciation expense included in the selling expenses for the years ended December 31, 2007 and 2006 were $1,408,985 and $1,162,938 respectively, also included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $72,176 and $51,818 respectively.

As of December 31, 2007 and 2006, buildings with net book value of $5,014,041 and $5,295,610 of the Group were pledged as collateral under certain loan arrangements.

Buildings with net book value of $548,572 are held in the form of trust by Mr.Wang Zhuangyi, the major shareholder of the Company. Also, buildings with net book value of $562,494 are held in the form of trust by Mr. Wang Jiafan, the father of Mr. Wang Zhuangyi. The titles of the buildings were transferred to the Group on September 25, 2008. No consideration was required for the transfer of the titles.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

6.	LEASE PREPAYMENTS, NET

Details of lease prepayments are as follows:

	2007	2006

Lease prepayments	$803,204	$751,483
Accumulated amortization	(50,360)	(24,069)
	$752,844	$727,414

Lease prepayments represent the prepaid land use rights. The land on which the Group’s retail stores, distribution centers and office are located is owned by the PRC government.

Amortization expenses for the above lease prepayments were approximately $23,654 and $16,261 for the years ended December 31, 2007 and 2006 respectively. Estimated amortization expense for the next five years is approximately $23,654 each year.

As of December 31, 2007 and 2006, buildings with net book value of $603,393 and $561,516 of the Group were pledged as collateral under certain loan arrangements.

Lease prepayments with net book value of $181,285 are held in the form of trust by Mr. Wang Jiafan, the father of Mr. Wang Zhuangyi, the major shareholders of the Company. The titles of the lease prepayments were transferred to the Group on September 25, 2008. No consideration was required for the transfer of the titles.

7.	SHORT-TERM BANK LOANS

Details of short-term bank loans are as follows:

	2007	2006
Loans from Daqing City Commercial
Bank, interest rate at 6.44% to
8.75% per annum, due between
May 24, 2008 and December 18, 2008	$2,734,444	$-

Loans from Daqing City Commercial
Bank, interest rate at 6.44%
per annum, due May 24, 2007	-	2,430,445

	$2,734,444	$2,430,445

As of December 31, 2007 and 2006, buildings with net book value of $5,014,041 and $5,475,852 of the Group were pledged as collateral for the above loan arrangements. These loans were primarily obtained for general working capital.

Interest expenses for the loans were $102,311 and $29,874 respectively for the years ended December 31, 2007 and 2006.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

8.	OTHER PAYABLES

Details of other payables are as follows:

	2007	2006
Repair and maintenance, and
equipment payables	$376,745	$-
Staff and promoters bond deposits	416,739	318,947
	$793,484	$318,947

9.	LONG-TERM BANK LOANS

Details of long-term bank loans are as follows:

	2007	2006
Loans from Daqing City Commercial
Bank, interest rate at 8.91% per
annum, due on May 22, 2009	$2,050,833	$-
	$2,050,833	$-

As of December 31, 2007 and 2006, buildings with net book value of $5,014,041 and $5,475,852 of the Group were pledged as collateral for the above loan arrangements. These loans were primarily obtained for general working capital.

Interest expenses for the loans were $67,064 and nil respectively for the years ended December 31, 2007 and 2006.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

10.	EARNINGS PER SHARE

The calculation of the basic and diluted earnings per share attributable to the common stock holders is based on the following data:

	2007	2006
Earnings:

Earnings for the purpose of basic
and dilutive earnings per share	$5,782,391	$4,984,603

Number of shares:

Weighted average number of common
stock for the purpose of basic and
dilutive earnings per share	19,082,299	19,082,299

11.	OTHER OPERATING INCOME

Details of other operating income are as follows:

	2007	2006
Rental income from leasing of shop
premises	$1,557,739	$643,171
Income from suppliers and consigners
- Administration and management fee	25,917	34,136
- Transportation	250,475	65,026
Gain on sales of consumables to third parties	43,695	43,215
Others	30,788	12,703
	$1,908,614	$798,251

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

12.	INCOME TAXES

(a)
The Company, being registered in the State of Delaware and which conducts all of its business through its subsidiaries incorporated in PRC, is not subject to any income tax. The subsidiaries are Speedy Brilliant (BVI), Speedy Brilliant (Daqing), Qingkelong Chain, Qingkelong Commerce. (see note 1).

Speedy Brilliant (Daqing), Qingkelong Chain, and Qingkelong Commerce, being registered in the PRC, are subject to PRC’s Enterprise Income Tax. Under applicable income tax laws and regulations, an enterprise located in PRC, including the district where our operations are located, is subject to a 33% Enterprise Income Tax (“EIT”).

A reconciliation between the income taxes computed at the U.S. statutory rate and the rate of Group’s provision for income taxes is as follows:

	2007	2006

U.S. statutory rate	34%	34%
Foreign income not recognized in the U.S.	(34%)	(34%)
PRC EIT	33%	33%
Valuation allowance	1%	1%

Provision for income taxes	34%	34%

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

12.	INCOME TAXES (Continued)

(b)	The PRC EIT rate was 33% and 33% for the years ended December 31, 2007 and 2006 respectively.

Income before income taxes of $8,780,006, and $7,555,878 for the years ended December 31, 2007, and 2006, respectively, was attributed to subsidiaries with operations in China. Income taxes related to China income years ended December 31, 2007, and 2006 are $2,997,615 and $2,571,275 respectively.

(c)	No deferred tax has been provided as there are no material temporary differences arising during the years ended December 31, 2007 and 2006.

13.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, other receivables, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and market rates of interest.

14.	RELATED PARTY TRANSACTIONS

As detailed in notes 5 and 6, certain lease prepayments and buildings are held in the trust by Mr Wang Zhuangyi, the major shareholder of the Company, and his father Mr. Wang Jiafan.  The titles of the buildings were transferred to the Group on September 25, 2008. No consideration was required for the transfer of the titles.

QKL STORES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

15.	COMMITMENTS AND CONTINGENCIES

We may be in violation of Section 5 of the Securities Act and consequently certain investors may have rescission rights as to securities acquired.   The Staff of the Division of Corporation Finance of the Securities and Exchange Commission has advised us that in their opinion the filing by us on October 24, 2008 of a Current Report on Form 8-K disclosing a power point presentation made at a number of investor conferences in October constitutes a violation of Section 5 of the Securities Act of 1933.  The power point presentation contained certain statements about our company in addition to those contained in the registration statement currently on file with the Commission and did not disclose many of the related risks and uncertainties described in the registration  statement relating to an investment in our company.   If such action was held by a court or other governmental body to be a violation of the Securities Act, we could be required to repurchase any shares purchased by investors as a result of the power point presentation, plus statutory interest.

The Group has entered into several tenancy agreements for retail stores expiring through 2021. Total rental expenses for the years ended December 31, 2007 and 2006 amounted to $1,012,317 and $664,226 respectively.

The Group’s commitments for minimum lease payments under these leases for the next five years and thereafter are as follows:

Year ending December 31,
2008	$1,128,691
2009	904,293
2010	805,335
2011	671,860
2012	624,554
Thereafter	3,456,343
$7,591,076

16.	SEGMENT INFORMATION

The Group is principally engaged in the operation of retail chain store in the PRC. Nearly all identifiable assets of the Group are located in the PRC. All revenues are derived from customers in the PRC. Accordingly, no analysis of the Group’s sales and assets by geographical market is presented.

For the years ended December 31, 2007 and 2006, the Group’s net revenues from external customers for products and services are as follows:

	2007	2006

Sale of general merchandise	$90,464,198	$73,868,085
Rental income	1,557,739	643,171
Other income	350,875	155,080

Total	$92,372,812	$74,666,336

For the years ended December 31, 2007 and 2006, the Group’s net revenues from external customers for sale of general merchandise by categories of product are as follows:

	2007	2006

Grocery	$27,181,760	$20,861,354
Fresh food	48,933,175	37,507,028
Non-food	14,349,263	15,499,703

Total	$90,464,198	$73,868,085

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008	QKL STORES INC.

	By:	/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer